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                                                                    Exhibit 10.2

                              COYOTE SPORTS,  INC.

                             SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT is made as of this19th day of March, 1998, by and between COYOTE SPORTS, INC., a Nevada corporation, (the "COMPANY") and Robert W. Tennent, or his successor(s), as Special Trustee of the Tennent Family Trust dated as of November 20, 1989 ("Shareholder").

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 3, 1998 (the "Stock Purchase Agreement") the Shareholder acquired 521,739 shares of the common stock of the Company as partial consideration for the purchase, by the Company, of all of the stock of Unifiber Corporation, a California corporation, owned by Shareholder; and

     WHEREAS, the Company and the Shareholders wish to define further actions, rights, duties and obligations of the parties hereto;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Representations of the Company. The Company represents and warrants as
          ------------------------------
     follows:

          a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Nevada. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate and other action as required by Nevada law and by its corporate charter and bylaws. This Agreement constitutes the valid obligation of the Company, legally binding upon it and enforceable in accordance with its terms.

          b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein provided, constitutes or will constitute a violation or breach of the corporate charter or bylaws of the Company, or any provision of any contract, agreement or other instrument to which it is a party or by which it is bound, or any law, order, writ, injunction, decree, statute, rule or regulation properly applicable to it.

     2.   Representations of the Shareholder.  The Shareholder represents and
          ----------------------------------
warrants as follows:

          a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby constitutes the valid obligation of the Shareholder, legally binding
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upon Shareholder in accordance with its terms.

          b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein provided, constitutes or will constitute a violation or breach of any provision of any contract, agreement or other instrument to which the Shareholder is a party or by which Shareholder is bound, or any law, order, writ, injunction, decree, statute, rule or regulation properly applicable to Shareholder.

          c) The Shareholder has executed a Subscription Agreement for the Company shares simultaneously with the execution of this Agreement and after giving effect to the terms and provisions thereof, as of the date hereof, the Shareholder owns 521,739 shares of the Common Stock of the Company (the "Shares").

     3. Certain Rights of the Company.
        -----------------------------

          a) Beginning on the closing date of the transactions described and set forth in the Stock Purchase Agreement and ending two years after such date, the Company shall have the right to acquire the Shares on the terms and conditions specified below:

               1) The Company may exercise its right to acquire the Shares at 120% of the Issue Price as defined in the Stock Purchase Agreement. If the Company exercises its right under this paragraph, it may do so only three times and each such exercise must be for at least one third of the Shares. The Company shall give written notice of its intention to exercise its right to purchase the Shares in the manner provided in Section 10 of the Stock Purchase Agreement (the "Notice").

               2) The Company's acquisition of the Shares must be approved by vote of its Board of Directors and be accompanied by an opinion of counsel to the effect that the acquisition of the Shares complies with Nevada corporate law and the rules and regulations of the Securities and Exchange Commission.

               3) The entire purchase price shall be paid within sixty (60) calendar days of the date of such notice by wire transfer, unless the manner and/or time of payment are otherwise agreed to in writing by the Shareholder. If the Company exercises its rights under this paragraph 3 and fails to pay the entire purchase price (with respect to the portion, or all of, the Shares as to which Company has previously exercised its rights by transmitting to Shareholder one or more Notice(s)) as provided in the preceding sentence within 60 calendar days and Shareholder has not agreed in writing to any extension of the time for payment, all Company's rights to acquire any or all of the Shares with respect to which full payment therefor has not already been made (including without limitation, all rights to acquire any or all of the Shares in the future to the extent any of Company's three separate rights of exercise described in subparagraph 3a1 have not been utilized) shall expire automatically without any further action of any party hereto being required.
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     4. Certain Rights of the Shareholder.
        ---------------------------------

          a) Beginning on the closing date of the transactions described and set forth in the Stock Purchase Agreement and ending two years after such date, the Shareholder shall have the right to sell the Shares to the Company on the terms and conditions specified below:

               1) The Shareholder may exercise Shareholder's right to sell Shareholder's Shares to the Company at 90% of the Issue Price as defined in the Stock Purchase Agreement. If the Shareholder exercises its right under this paragraph, it may do so only three times and each such exercise must be for at least one third of the Shares. The Shareholder shall give written Notice of Shareholder's intention to exercise Shareholder's right to sell the Shares to the Company in the manner provided in Section 10 of the Stock Purchase Agreement.

               2) The Company's obligation to repurchase the Shares from the Shareholder shall begin one year after the Closing Date and the amount of the Shares to be purchased by the Company during any three month period may not exceed the greater of:

                      (a) one percent of the shares outstanding as shown by the most recent report or statement published by the Company; or

                      (b) the average weekly reported volume of trading in such shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the Notice of Shareholder's intention sent to the Company.

If the Company is precluded from repurchasing some or all of the Shares by virtue of the restrictions set forth in any of the subparagraphs of this paragraph 2 (or otherwise), the Company's obligation to repurchase shall continue into the future according to such limitations of this paragraph 2 until such time as the Company has acquired the portion, or all of, the Shares as to which Shareholder has validly exercised its rights prior to the expiration of the time period set forth in subparagraph 4a.

               (3) Upon receipt of the Notice, the Company shall provide to the Shareholder such financial and other periodic reports as it has filed with the Securities and Exchange Commission during the prior twelve month period.

               4) The Company's repurchase of the Shares must be approved by vote of its Board of Directors and be accompanied by an opinion of counsel to the effect that the acquisition of the Shares complies with Nevada corporate law and the rules and regulations of the Securities and Exchange Commission.

               5) The Company shall have the right to delay the repurchase of the Shares for a period of ninety (90) calendar days in the event that it is in the process of registering additional Company shares in a secondary public offering.
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               6)  The purchase price for the Shares shall be paid by the
Company within ninety (90) calendar days following Shareholder's transmission of such Notice, unless extended by the Shareholder.

     5.   Restrictive Legend.  Each certificate representing Shares shall be
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marked on its face as follows:

          "The shares of stock represented by this Certificate are subject to all the terms of a Shareholder Agreement dated March 19, 1998, between the Company and the owner of the shares represented by this Certificate, a copy of which is on file at the office of the Company. Such Agreement, among other things, provides that in certain circumstances all or any part of the Shares represented hereby may be purchased by the Company or sold by the Shareholder to the Company at a purchase price computed according to the provisions of the Agreement."

     6.   Transferees Subject to Agreement.  Each transferee of the Shares
          --------------------------------
acquiring the Shares other than through a public sale, shall agree in writing to the terms and conditions of this Agreement prior to the transfer of all or any portion of the Shares and any and all certificates representing Shares shall bear the restrictive legend set forth in Section 5 hereof.

     7.   Implementation of Agreement.  A duly authorized officer of the Company
          ---------------------------
and the Shareholder, shall make, execute and deliver any documents necessary to carry out this Agreement. This Agreement shall be binding upon the Company and the Shareholder, their respective heirs, legal representatives, successors and assigns. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

     8.   Amendment of Agreement; All Shares Subject to Agreement.  This
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Agreement may be altered or amended by a writing signed by the Company and by the Shareholder.

     9.   Termination of Agreement.  This Agreement shall terminate on the
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anniversary date which is  two (2) years following the date hereof, subject to obligations expressly provided herein which by their terms extend beyond said two-year period.

     10.  Nevada Law Governs.  This Agreement shall be subject to and governed
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by the laws of the State of Nevada, irrespective of the fact that one or more of the parties is or may become a resident of a different state.



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     11.  Prior Agreements Superseded.  This Agreement, together with the Stock
          ---------------------------
Purchase Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof and such agreements together supersede all prior agreements with regard to such subject.

IN WITNESS WHEREOF, the parties have executed this Shareholder Agreement as of the date first above written.

CORPORATION:                  COYOTE SPORTS, INC.



                              By:/s/ Jim Probst
                                 -----------------------------------------
                                 Jim Probst, Chief Financial Officer

SHAREHOLDER:

                                 /s/ Robert w. Tennent
                                 -----------------------------------------
                                 Robert W. Tennent, Special Trustee of the
                                 Tennent Family Trust dated as of
                                 November 20, 1989